UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: August 20, 2018

(Date of earliest event reported)

GOLDRICH MINING COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 001-06412

_____________________________________

Alaska (State or other jurisdiction of incorporation)	91-0742812 (IRS Employer Identification No.)

2607 Southeast Blvd, Suite B211

Spokane, Washington  99223

(Address of principal executive offices, including zip code)

(509) 535-7367

(Registrant’s telephone number, including area code)

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 3.02

Unregistered Sale of Equity Securities.

On August 20, 2018, Goldrich Mining Company (the “Registrant”) closed on additional borrowings totaling $980,000 under the Senior Secured Notes previously announced on February 13, 2018, bringing the net proceeds of the Notes to $2,685,000. The Note has been increased to accommodate total net proceeds of up to $2,750,000. Of the additional net proceeds, a total of $1,780,000 was received from a director of the Company.

Item 7.01

Regulation FD Disclosure.

PRODUCTION RESULTS THROUGH JULY 2018

On August 20, 2018, Goldrich Mining Company (the “Registrant”) announced production results through July 2018 and update on operations. Production at the Chandalar mine began on May 31, 2018. Total mine production through July 2018 was 10,557 ounces of raw placer gold, equivalent to approximately 8,657 ounces of fine gold. This compares to total production through July 2017 of 7,262 total ounces of raw placer gold, or approximately 6,050 ounces of fine gold.

Of the 2018 production, 5,024 ounces of raw placer gold, or approximately 4,120 ounces of fine gold, were produced in June and 5,533 ounces of raw placer gold, or approximately 4,537 ounces of fine gold, were produced in July. The normal production season is approximately from June through mid-September, subject to weather.

The Chandalar mine is owned by Goldrich NyacAU Placer, LLC (“GNP”), a 50/50% joint venture between Goldrich and NyacAU, LLC (“NyacAU”) to mine the various placer deposits that occur throughout Goldrich’s 23,000-acre Chandalar gold project in Alaska. NyacAU is the manager of the joint venture.

INTENDED DISSOLUTION OF THE GNP JOINT VENTURE

Goldrich Mining Company (the “Registrant”) announced the intended dissolution of the GNP joint venture. According to the terms of the joint venture operating agreement, GNP is required to pay a Minimum Production Requirement of 1,100 ounces for 2016, 1,200 ounces for 2017, and 1,300 ounces for 2018 to Goldrich by October 31, 2018. The Minimum Production Requirement for each year was determined based on the spot price of gold on December 1 of the preceding year.

Under the joint venture Operating Agreement, GNP will be dissolved if GNP fails to meet the Minimum Production Requirement. GNP’s lease to mine the placer properties will terminate upon dissolution of GNP and GNP will have no further rights to mine the placer properties located on Goldrich’s mining claims. NyacAU, the managing partner of GNP, anticipates that GNP will not meet the minimum production requirements by the close of the 2018 season.

Goldrich and NyacAU are currently in arbitration. The arbitration is proceeding on the basis that GNP will be dissolved. The first arbitration hearings were from July 19th through July 31st and reconvened on August 20, 2018. Under the terms of the Operating Agreement, rulings from the three-person arbitration panel are final. The outcome of the arbitration is not yet determined and cannot be estimated or assured.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.

Description

99.1

News Release, August 20, 2018.*

       * Furnished to, not filed with, the SEC pursuant to Item 7.01 above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDRICH MINING COMPANY (Registrant)
Dated: August 28, 2018	By:	/s/ Ted R. Sharp
Ted R. Sharp Chief Financial Officer